                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 21, 2003


                      INDUSTRIES INTERNATIONAL, INCORPORATED
               (Exact name of Registrant as specified in charter)

           Nevada                     000-32053              87-0522115
(State or other jurisdiction of   (Commission File No.)   (IRS Employee
 incorporation or organization)                          Identification No.)

                    4/F  Wondial Building, 6 South Keji Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen, China
                    (Address of principal executive offices)


    Registrant's telephone number, including area code: 011-86-755-26520839

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.          OTHER EVENTS AND REGULATION FD DISCLOSURE.

     See attached press release relating to projected financial results for the fiscal year ended December 31, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIES INTERNATIONAL, INCORPORATED



By: /s/ Weijiang Yu
    ____________________________
    Weijiang Yu, President

Dated:  March 21, 2003